EXHIBIT 99.1


On November 29, 2002, the Registrant issued the following press release:

          "PYR ENERGY REPORTS FISCAL AUGUST 31, 2002 FINANCIAL RESULTS

    Updates East Lost Hills Status and Identifies 2003 Exploration Priorities

     DENVER -- PYR Energy Corporation (AMEX:PYR) today announced audited financial results for its fiscal year ended August 31, 2002 ("2002"). For fiscal 2002, the Company recorded an impairment to its capitalized oil and gas properties of $11,722,830. This non-cash accounting charge constituted most of PYR's net loss from operations, which was $13,129,828 or 55 cents ($.55) per common share. For the fiscal year ended August 31, 2001 ("2001"), the Company had a net loss of $13,142,291, or $.59 per common share, which included an impairment expense of $13,339,911 against its oil and gas properties.

     For the fiscal year ended August 31, 2002, the Company's oil and natural gas production revenues were $132,569, which resulted in $41,185 in net oil and gas revenues after lease operating expenses and taxes of $91,384. During the fiscal year ended August 31, 2001, the Company recorded $1,201,979 in revenues from the sale of oil and natural gas production, and $1,099,961 in net oil and gas revenues after lease operating expenses and taxes of $102,018. The decrease in net income from oil and gas operations results primarily from a decrease in the volumes of hydrocarbons produced from PYR's sole producing well, the ELH #1 well in the San Joaquin basin of California.

     Interest income was $145,645 and $422,117 for 2002 and 2001, respectively. The difference is attributable to additional cash on hand from the Company's sale of common stock in March of 2001. The Company incurred $82,894 in interest expense in 2002 associated with $6 million of convertible notes issued May 24, 2002. The Company did not incur interest expense during 2001. General and administrative expenses associated primarily with the Company's efforts to pursue its exploration projects totaled $1,496,329 for 2002 and $1,306,635 for 2001. $178,665 of this difference is a non-cash charge for warrants with an exercise price of $1.49 issued in connection with a financial advisory services and agent agreement in connection with structuring project financing for exploration and development of certain oil and gas projects the Company owns in California and in the Rocky Mountains.

     At August 31, 2002, the Company had cash of $6,516,086, working capital of $6,030,854, total assets of $13,400,250, current liabilities of $532,597, long-term debt of $6,000,000, stockholders' equity of $6,867,653, and 23,701,357 common shares outstanding.

OPERATIONS:

     Operations on two of the East Lost Hills wells in California, the ELH #4 and ELH #9, have been suspended. The operator, Berkley Petroleum Inc., a wholly owned subsidiary of Anadarko Petroleum Corporation, has announced to the participant group that it will not propose nor participate in any additional operations at East Lost Hills. No other participant has made proposals for continued operations on the #4 and #9 wells. As a result of continued operational problems and inactivity, certain leaseholds in the project have expired or will expire in the near future. Although the participant group has not approved or consented, the operator has formally proposed to plug and abandon the two wells.

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     "The lack of meaningful progress at the East Lost Hills project has been incredibly frustrating for PYR and its stockholders," stated Scott Singdahlsen, President and CEO of the Company. "We have continued to evaluate our ongoing participation at East Lost Hills. Although we do not feel that we have adequately evaluated the Temblor potential at East Lost Hills, the extremely high cost of operations and the ongoing uncertainties make it very difficult to continue to participate at current levels. Our Board of Directors and management team have determined that we will strictly limit our capital expenditures at East Lost Hills until such a point in time that the ongoing problems associated with the project are mitigated," said Singdahlsen. "We are in a position where we feel that we need to focus our financial and human resources in areas where we have better exploration economics, lower mechanical risk, higher working interest and control, and similar, significant reserve potential. Over the past few years, we have developed an exploration portfolio of new projects that we believe meets our corporate goals, and our mandate is to aggressively pursue the testing of these exploration projects in the coming year."

     The AERA Energy LLC #1-22 NWLH well has been drilled to a total depth of 20,457 feet, and casing has been installed in preparation for production testing. The drilling rig is currently on location on standby rate in anticipation of the commencement of completion operations. Because we have determined to prioritize our financial resources on other prospects, we have notified the operator of our non-consent election in the completion of this well. We participated in the drilling of this well through a pooling arrangement at a 4.04% working interest.

     At the Pyramid Power Prospect, located in the San Joaquin Basin of California, the initial well reached total depth of 20,465 feet on July 17, 2002. After running final casing, Oxy Lost Hills Inc. ("Oxy") replaced Berkley Petroleum Inc. as operator, and Oxy will operate the completion and production testing of this well. We originally owned a 3.75% working interest in this project, but have committed to assign one-quarter of that interest to Oxy. Our working interest of 2.81% will continue to be carried through the tanks in this initial test well. The participants at Pyramid Power jointly control approximately 16,100 gross and 14,700 net acres over the prospect.

     PYR's new exploration projects target significant potential natural gas reserves in the San Joaquin Basin of California as well as selective areas in the Rocky Mountains. "We have an inventory of exploration projects to drill over the next 12 to 18 months, and will be focusing our attention and energies to getting these projects drilled," said Singdahlsen. "The upside potential of each of these projects is significant to a company of our size, and the effect on PYR of success from any of the projects could be a real company maker. We intend to participate in these projects at working interests of between 20% and 50%." PYR is currently seeking industry support and alternative investment funding for its drilling opportunities. PYR does not, at this time, intend to sell additional equity to fund the drilling program.

     PYR's 2003 exploration portfolio is focused on the growing demand for natural gas and light liquid hydrocarbons into the expanding California market. "We have two additional Temblor gas projects in the San Joaquin Basin that have large reserve potential and are significantly more shallow and therefore less expensive to drill and test than East Lost Hills," said Singdahlsen. "While California's gas production remains static, its demand for clean energy is growing rapidly. If successful, our Bulldog and Wedge exploration projects, located adjacent to the giant Kettleman North Dome field with historical cumulative production of 5.69 Tcfe, can have an impact on this expanding gap between internal supply and demand." PYR controls approximately 27,000 gross and net acres of leasehold at Bulldog and Wedge, and has initiated the permit process for drilling of the initial test wells at both projects.

     In southwestern Wyoming, PYR has two exploration projects at Cumberland and Mallard. Both projects, which are located within the productive overthrust region of Wyoming, target significant potential reserves of gas and associated condensate. "Our Wyoming projects are located in close proximity to the Kern River transportation system, offer tremendous gas reserve potential in a known productive trend, and will be able to access the adjacent, extensive processing and operational infrastructure already in place," stated Singdahlsen. "With the expansion to the Kern River pipeline system, our timely testing of the gas potential at Cumberland and Mallard could benefit from increased transportation capacity to the California marketplace, and have significant impact to our investors." PYR controls approximately 9,500 gross and net acres of leasehold at Cumberland and Mallard. A drilling permit for Cumberland has recently been issued, and the permit process is being initiated for Mallard.

     In Montana, PYR continues to refine prospects within its Rogers Pass foothills project area where PYR controls approximately 262,000 gross and 224,000 net acres in the southern extension of the historically productive Alberta Foothills trend. The Company plans to acquire additional seismic data during 2003 and to commence drilling in 2004. PYR is currently involved in technical review and negotiation with potential industry participants concerning the Rogers Pass exploration project

     Denver based PYR Energy is an independent oil and gas company primarily engaged in the exploration for and the development and production of natural gas and crude oil. PYR's activities are focused in the San Joaquin Basin of California and in select areas of the Rocky Mountain region. Additional information about PYR Energy Corporation can be accessed via the Company's web site at www.pyrenergy.com.

                                      # # #

     This release contains forward-looking statements regarding PYR Energy Corporation's future plans and expected performance based on assumptions the Company believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, the success rate of exploration efforts and the timeliness of development activities, fluctuations in oil and gas prices, and other risk factors described from time to time in the Company's reports filed with the SEC. In addition, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. This press release includes the opinions of PYR Energy and does not necessarily include the views of any other person or entity. This release has not been reviewed or approved by the operator and/or participants in any of the projects discussed."